UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________

 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 16, 2021

_______________________________________
 Entegris, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road,	Billerica,	MA	01821
(Address of principal executive offices)			(Zip Code)
(978) 436-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On April 16, 2021, Entegris, Inc. (the "Company") issued a news release announcing that it intended to offer $400 million aggregate principal amount of senior unsecured notes due 2029 in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Subsequently, on April 16, 2021, the Company issued a news release announcing that it had priced $400 million in aggregate principal amount of 3.625% senior notes due 2029 (the "2029 Notes"). The 2029 Notes will be senior unsecured obligations of the Company and will be guaranteed by certain of its subsidiaries. The sale of the 2029 Notes is expected to close on April 30, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds of the offering, together with cash on hand and $75 million borrowed under the Company's revolving credit facility, to pay the redemption price for the redemption in full of the $550 million aggregate principal amount of senior unsecured notes due 2026 that are currently outstanding and to pay certain fees and expenses related to the offering.

The 2029 Notes will be sold to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The 2029 Notes have not been, and will not be, registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the 2029 Notes, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Copies of the news releases announcing the offering and the pricing of the 2029 Notes are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
        (d) Exhibits

Exhibit No.	Description
99.1	News Release, dated April 16, 2021
99.2	News Release, dated April 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: April 16, 2021
By: /s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President and Chief Financial Officer